SFH 1 ACQUISITION CORP.
PRO FORMA CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

On June 17, 2008, SFH 1 Acquisition Corp., (the “Company”), entered into a Share Exchange Agreement, (the “Agreement”), with the shareholders of Protech Biosystems Pvt. Ltd., (“Protech”) to acquire all of the issued and outstanding shares of common stock of Protech. Under the Agreement, in exchange for surrendering their shares in Protech, the Protech shareholders received stock consideration. The stock consideration consisted of 6,100,000 newly issued shares of the Company’s common stock, which were divided proportionally among the Protech shareholders in accordance with their respective ownership interest in Protech immediately before the completion of the Agreement.

The unaudited pro forma condensed balance sheet shows the effect to the financial position at June 30, 2008 as if the acquisition occurred at June 30, 2008. Such financial position of the Company is not necessarily indicative of the financial position as it may be in the future, or as it may have had these events been effective January 1, 2008. The unaudited pro forma condensed statement of operations for the year ended December 31, 2007 gives effect to the results of operations as if the acquisition occurred at January 1, 2007. The unaudited pro forma condensed statement of operations for the six months ended June 30, 2008 gives effect to the results of operations as if the acquisition occurred at January 1, 2008.

The pro forma condensed financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed financial statements are based on management’s current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed pro forma financial statements should be read in connection with the historical financial statements of the Company and Protech.

SFH 1 ACQUISITION CORP.
Unaudited Pro Forma
Condensed Consolidated Balance Sheets
At June 30, 2008

	Protech Biosystems Pvt. Ltd.	SFH 1 Acquisition Corp.	Adjustments		Pro Forma
	As of June 30, 2008	As of June 30, 2008

ASSETS

Cash and equivalents	$565,368	$303,266	-		$868,634
Accounts receivable, net	998,772	-	-		998,772
Prepaid expenses	261,338	-	-		261,338
Inventories	316,660	-	-		316,660
Deferred tax asset	29,626	-	-		29,626
Notes receivable, net	-	78,809	-		78,809
Property and equipment	623,439	-	-		623,439
Option to lease	-	18,000	-		18,000
Other assets	1,072	-	-		1,072

TOTAL ASSETS	$2,796,275	$400,075	-		$3,196,350

LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:

Accounts payable and accrued expenses	$2,143,731	$12,300	-		$2,156,031
Notes payable, related party	-	45,472	-		45,472
Installment payable	32,593	-	-		32,593
Secured loans	245,885	-	-		245,885
Other liabilities	9,478	-	-		9,478
Deferred tax liability	7,178	-	-		7,178

Total liabilities	2,438,865	57,772			2,496,637

SHAREHOLDERS' EQUITY (DEFICIT):

Common stock	13,392	1,061	610	(1)	1,671
			(13,392)	(2)
Paid in capital	-	545,339	3,049,390	(1)	902,139
			(3,050,000)	(1)
			13,392	(2)
			335,929	(2)

Retained earnings	335,929	-	(335,929)	(2)	-
Accumulated deficit	-	(204,097)			(204,097)
Foreign currency translation	8,089	-			-

Total shareholders' equity (deficit)	357,410	342,303			699,713

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$2,796,275	$400,075	-		$3,196,350

SFH 1 ACQUISITION CORP.
Unaudited Pro Forma
Condensed Consolidated Statement of Operations
Year Ended December 31, 2007

	Protech Biosystems Pvt. Ltd.	SFH 1 Acquisition Corp.	Adjustments		Pro Forma
	For the Year Ending December 31, 2007	For the Year Ending December 31, 2007

REVENUES
Sales	$3,607,142	$-			$3,607,142

TOTAL REVENUES	3,607,142	-			3,607,142

COST OF SALES
Cost of sales	1,749,878	-			1,749,878

TOTAL COST OF SALES	1,749,878	-			1,749,878

GROSS PROFIT	1,857,264	-			1,857,264

GENERAL AND ADMINISTRATIVE EXPENSES	(1,773,830)	(45,855)			(1,819,685)

INCOME (LOSS) FROM OPERATIONS	83,434	(45,855)			37,579

OTHER INCOME (EXPENSE):
Interest income, related party	-	3,283			3,283
Interest expense, related party	-	(2,024)			(2,024)

TOTAL OTHER INCOME, NET	-	1,259			1,259

INCOME BEFORE INCOME TAXES	83,434	(44,596)			38,838

INCOME TAXES	67,923	-			67,923

NET INCOME (LOSS)	$15,511	$(44,596)			$(29,085)

OTHER COMPREHENSIVE INCOME
Foreign currency translation	30,954	-			30,954

COMPREHENSIVE INCOME (LOSS)	$46,465	$(44,596)			$1,869

BASIC AND DILUTED LOSS PER SHARE		$(0.01)			$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING		5,863,014	6,100,000	(1)	11,963,014

SFH 1 ACQUISITION CORP.
Unaudited Pro Forma
Condensed Consolidated Statement of Operations
Six Months Ended June 30, 2008

	Protech Biosystems Pvt. Ltd.	SFH 1 Acquisition Corp.	Adjustments		Pro Forma
	For the Six Months Ending June 30, 2008	For the Six Months Ending June 30, 2008

REVENUES
Sales, net	$1,769,342	$-			$1,769,342
	-				-
TOTAL REVENUES	1,769,342	-			1,769,342

COST OF SALES
Cost of sales	819,863	-			819,863

TOTAL COST OF SALES	819,863	-			819,863

GROSS PROFIT	949,479	-			949,479

GENERAL AND ADMINISTRATIVE EXPENSES	(852,329)	(128,310)			(980,639)

INCOME FROM OPERATIONS	97,150	(128,310)			(31,160)

OTHER INCOME (EXPENSE):
Interest income	-	2,306			2,306
Interest income, related party	-	2,981			2,981
Interest expense, related party	-	(3,342)			(3,342)

TOTAL OTHER INCOME, NET	-	1,945			1,945

INCOME BEFORE INCOME TAXES	97,150	(126,365)			(29,215)

INCOME TAXES	12,685	-			12,685

NET INCOME	$84,465	$(126,365)			$(41,900)

OTHER COMPREHENSIVE INCOME
Foreign currency translation	(28,288)	-			(28,288)

COMPREHENSIVE LOSS	$56,177	$(126,365)			$(70,188)

BASIC AND DILUTED LOSS PER SHARE		$(0.01)			$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING		10,309,868	6,100,000	(1)	16,409,868

SFH 1ACQUISITION CORP.
NOTES TO PRO FORMA CONDENSED
FINANCIAL STATEMENTS
(UNAUDITED)

NOTE A: The pro forma adjustments to the condensed balance sheet at June 30, 2008 are as follows:

(1)	To record the issuance of the Company’s common stock, 6,100,000 shares in exchange for 100% ownership interest in Protech.
(2)	To record the allocation of Protech’s Common Stock to the Company’s Paid in Capital account.
(3)	To eliminate the accumulated deficit of the Company as the accounting acquire under the reverse acquisition application of the purchase method of accounting..